Exhibit 99.1

Royal Gold Announces Fourth Quarter Dividend

DENVER, COLORADO.  September 14, 2010:  ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL) today announced that its Board of Directors has declared its fourth quarter dividend of US$0.09 per share of common stock. The dividend is payable on October 15, 2010 to shareholders of record at the close of business on October 1, 2010.  The quarterly dividend of US$0.09 is also payable to holders of exchangeable shares of RG Exchangeco.

Royal Gold is a precious metals royalty company engaged in the acquisition and management of precious metal royalty interests.  The Company owns royalties on 187 properties on six continents, including royalties on 34 producing mines and 23 development stage projects.  Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD” and on the Toronto Stock Exchange under the symbol “RGL.”  The Company’s website is located at www.royalgold.com.

For further information, please contact:

Karen Gross,
Vice President and Corporate Secretary
(303) 575-6504